UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K
                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) April 10, 2002

                         MASSACHUSETTS FINCORP, INC.
                         ---------------------------
           (Exact name of registrant as specified in its charter)

            Delaware                   0-24791             04-3431804
            --------                   -------             ----------
(State or other Jurisdiction of      (Commission         (IRS Employer
 incorporation or organization)      File Number)      Identification No.)

                70 Quincy Avenue, Quincy, Massachusetts 02169
                ---------------------------------------------
                  (Address of principal executive offices)

                               (617) 769-1100
                               --------------
            (Registrant's telephone number, including area code)

                               Not applicable
                               --------------
       (Former name or former address, if changed since last report.)


Item 5.  Other Events.
         -------------

         On April 10, 2002, Abington Bancorp, Inc. ("Abington") and Massachusetts Fincorp, Inc. (the "Company") announced that they had entered into an Agreement and Plan of Merger, dated as of April 10, 2002 (the "Agreement") pursuant to which the Company will be merged with and into Abington (the "Merger"). As a result of the Merger, each outstanding share of the common stock of the Company will be converted into the right to receive, at the election of the stockholder, $30.00 in cash or a number of whole shares of Abington common stock determined by multiplying the Original Per Share Stock Consideration (as defined below) by a fraction as follows: (i) if the Average Closing Price (as defined below) is more than 110% of the Signing Date Average Closing Price (as defined below), the fraction shall equal 0.909; (ii) if the Average Closing Price is between 90% and 110% of the Signing Date Average Closing Price, the numerator of the fraction shall be the Signing Date Average Closing Price and the denominator shall be the Average Closing Price; and
         (iii) if the Average Closing Price is less than 90% of the Signing Date Average Closing Price, the fraction shall be equal to 1.111. The term "Original Per Share Stock Consideration" is defined in the Agreement to be the quotient determined by dividing $30.00 by the Signing Date Average Closing Price. The term "Signing Date Average Closing Price" is the average of the closing bid and asked prices for Abington common stock for the ten trading day period ending on April 9, 2002. The term "Average Closing Price" is defined as the average of the closing bid and asked prices for Abington common stock for the ten trading day period ending on the date on which the last required regulatory approval is obtained. Cash will be paid in lieu of fractional shares. The Signing Date Average Closing Price was $16.86 and the Original Per Share Stock Consideration was 1.7794. Pursuant to the terms of the Agreement, stockholders may elect to receive cash or stock subject to election and proration procedures set forth in the Agreement which are intended to ensure that the aggregate amount of cash to be paid does not exceed 40% of the total merger consideration.

         Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of Abington and the Company and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of the Company's banking subsidiary, The Massachusetts Co-operative Bank, with and into Abington's banking subsidiary, Abington Savings Bank, as soon as practicable following consummation of the Merger.

         For additional information, reference is made to the Agreement and a press release dated April 10, 2002, which are included as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements and Other Exhibits.
         ----------------------------------------

         Exhibit 2.1 Agreement and Plan of Merger, dated as of April 10, 2002, between Abington and the Company (incorporated by reference to Exhibit 2.1 of Abington's Current Report on Form 8-K filed April 12, 2002 (File No. 0-16108))

         Exhibit 10.1 Form of Voting Agreement between each director of the Company and Abington (incorporated by reference to Exhibit 10.1 of Abington's Current Report on Form 8-K filed April 12, 2002 (File No. 0-16108))

         Exhibit 99.1  Press Release dated April 10, 2002


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 10, 2002                 By:  /s/ Paul C. Green
                                            -------------------------------
                                            Paul C. Green
                                            President & CEO